UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

ALDEL FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40244 (Commission File Number)	86-1213144 (IRS Employer Identification No.)

105 S. Maple Street

Itasca, Illinois 60143

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 791-6817

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ADF.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	ADF	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ADF WS	The New York Stock Exchange

Item 8.01.	Other Events.

On April 12, 2021, Aldel Financial Inc. (the “Company”) consummated its initial public offering (the “IPO”) of 11,500,000 units (the “Units”), including 1,500,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $115,000,000.

Simultaneously with the closing of the IPO, pursuant to the Units Purchase Agreement, the Company completed the private sale of an aggregate of 515,000 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $5,150,000. The Private Placement Units are identical to the Units sold in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination. In addition, for as long as the warrants underlying the Private Placement Units are held by the Sponsor or its permitted transferees, they (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Also simultaneously with the closing of the IPO, pursuant to the OTM Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 1,300,000 warrants (the “OTM Warrants”) to the Sponsor and FG SPAC Partner LP at a purchase price of $0.10 per OTM Warrant, generating gross proceeds to the Company of $130,000. The OTM Warrants are identical to the Warrants sold in the IPO, except that each OTM Warrants is exercisable to purchase one share of Class A common stock at $15.00 per share, and so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such OTM Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) will expire at 5:00 p.m. New York City Time ten years after the consummation of the Company’s initial business combination. No underwriting discounts or commissions were paid with respect to such sales. The issuance of the OTM Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A total of $116,150,000 of the net proceeds from the IPO and the sale of the Private Placement Units and the OTM Warrants was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of April 12, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Units and the OTM Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet as of April 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEL FINANCIAL INC.

By:	/s/ Robert I. Kauffman.
	Name:	Robert I. Kauffman
	Title:	Chief Executive Officer

Dated: April 16, 2021